Exhibit 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 6, 2022 (the “Effective Date”) by and among Asana, Inc., a Delaware corporation (the “Company”), and the Investor identified on Exhibit A attached hereto (the “Investor”).

RECITALS

A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below); and

B. The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person. For the avoidance of doubt, the Company and its subsidiaries shall not be deemed to be Affiliates of the Investor.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Certificate of Incorporation” has the meaning set forth in Section 4.3.

“Class A Common Stock” has the meaning set forth in the recitals to this Agreement.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $0.00001 per share.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock” means the Class A Common Stock and Class B Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” (including the terms “controlled,” “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Shares” shall mean the Shares and the Newly Acquired Shares, if any.

“Disclosure Schedule” has the meaning set forth in Section 4.

“EDGAR system” has the meaning set forth in Section 4.9.

“GAAP” has the meaning set forth in Section 4.11.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Irrevocable Proxy” has the meaning set forth in Section 8.6.

“LTSE” means the Long-Term Stock Exchange.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of this Agreement or (iii) the ability of the Company to perform its obligations under this Agreement, except that for purposes of Section 6.1(h) of this Agreement, in no event shall a change in the market price of the Class A Common Stock alone constitute a “Material Adverse Effect”.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“MFW Conditions” means (x) the approval of a special committee of independent members of the Board and (y) the affirmative vote of a majority of the voting power of the outstanding shares of Class A Common Stock not beneficially owned by the Investor or his Affiliates, in each case of clauses (x) and (y) to the extent necessary to satisfy the framework established under Kahn v. M & F Worldwide Corp., 88 A.3d 635 (Del. 2014) and its progeny.

“Newly Acquired Shares” means any shares of capital stock of the Company that become beneficially owned by the Investor or his Affiliates after the Effective Date that are not beneficially owned by the Investor or his Affiliates prior to the Effective Date. For the avoidance of doubt and for purposes of this definition only, the Investor and his Affiliates shall be deemed to beneficially own, prior to the Effective Date, (i) any shares of Class A Common Stock issuable upon conversion of outstanding shares of Class B Common Stock beneficially owned by the Investor or his Affiliates on the Effective Date and (ii) any shares of capital stock of the Company issuable pursuant to any rights or options outstanding on the Effective Date and held by the Investor or his Affiliates. With respect to shares of capital stock beneficially owned prior to the Effective Date only, shares of capital stock acquired by the Investor or his Affiliates through a stock split or similar distribution shall not be deemed Newly Acquired Shares.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Proxyholder” has the meaning set forth in Section 8.6.

“Public Disclosure” has the meaning set forth in Section 9.10.

“Public Shares” means shares of Class A Common Stock over which neither the Investor nor any of his Affiliates have sole or shared voting power.

“Registration Rights Agreement” means the Amended and Restated Investors’ Rights Agreement, dated as of November 15, 2018, as amended, by and among the Company and certain investors in the Company.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.8.

“Shares” has the meaning set forth in the recitals to this Agreement. For the avoidance of doubt, “Shares” shall include only those shares of Class A Common Stock purchased by the Investor pursuant to this Agreement.

“Trading Day” means a day on which the Class A Common Stock is listed or quoted and traded on the NYSE.

“Trading Markets” means the NYSE and the LTSE.

“Transfer Agent” has the meaning set forth in Section 7.2(a).

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investor will purchase the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares” on Exhibit A attached hereto. The purchase price per Share shall be $18.16.

3. Closing.

3.1 Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via exchange of documents and signatures on September 6, 2022 (the “Closing Date”).

3.2 On the Closing Date, the Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company on or prior to the Closing Date, an amount equal to the purchase price to be paid by the Investor for the Shares to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price of Shares” on Exhibit A attached hereto.

3.3 At the Closing, the Company shall deliver or cause to be delivered to the Investor a number of Shares, registered in the name of the Investor (or his nominee in accordance with its delivery instructions), equal to the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares” on Exhibit A attached hereto. The Shares shall be delivered via a book-entry record through the Transfer Agent and, as soon as practicable thereafter, the Company shall provide a copy of the records of the Transfer Agent showing the Investor as the owner of the Shares on and as of the Closing Date. Unless the Company and the Investor otherwise mutually agree with respect to such Investor’s Shares, settlement shall occur on a “delivery versus payment” basis at Closing.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except (a) as described in the Company’s SEC Filings and (b) as set forth on the disclosure schedule delivered herewith (which is arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Section 4) (the “Disclosure Schedule”), each of which qualify these representations and warranties in their entirety:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

Each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing (or such equivalent concepts to the extent they exist under the law of such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, and have all requisite power and authority to carry on their business as now conducted and to own or lease their properties. The Company’s subsidiaries are duly qualified to do business and are in good standing (or such equivalent concept to the extent it exists under the law of such jurisdiction) in each jurisdiction in which the conduct of their business or their ownership or leasing of property makes such qualification necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization. The Company is authorized under its certificate of incorporation (as it may be amended from time to time, the “Certificate of Incorporation”) to issue 1,000,000,000 shares of Class A Common Stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. Since the date indicated in such SEC Filing, there has not been any change in the Company’s capital stock, other than as a result of the exercise of stock options, the settlement of restricted stock units or the award of stock options or restricted stock units in the ordinary course of business pursuant to the Company’s stock-based compensation plans described in the SEC Filings. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Shares. Except for stock options and restricted stock units approved pursuant to Company stock-based compensation plans described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. The Shares issued hereunder shall be deemed Founders’ Stock as defined in the Registration Rights Agreement and, except for registration rights set forth in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person that have not otherwise been satisfied in full.

4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of the Investor in Section 5 hereof, the Shares will be issued in compliance with all applicable federal and state securities laws.

4.5 Consents. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) filings that have been made pursuant to applicable state securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws, and (c) filings pursuant to the rules and regulations of the Trading Markets, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by this Agreement from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the

Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement.

4.6 Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.

4.7 No Material Adverse Change. Since April 30, 2022, except as identified and described in the SEC Filings filed at least one Trading Day prior to the Effective Date, there has not been:

(a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(c) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(d) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(f) any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(g) any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company;

(h) any material transaction entered into by the Company other than in the ordinary course of business;

(i) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company; or

(j) any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.8 SEC Filings. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one-year period preceding the Effective Date (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder.

4.9 No Conflict, Breach, Violation or Default. The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not, except in the case of clauses (i)(b) and (ii) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the Effective Date (true and complete copies of which have been made available to the Investor through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract.

4.10 Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or to the Company’s Knowledge, threatened to which the Company or its subsidiaries are a party or to which any property of the Company or its subsidiaries are the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.11 Financial Statements; Non-GAAP Financial Measures. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings or as otherwise disclosed in the SEC Filings filed prior to the Effective Date, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. All disclosures contained in each SEC Filing regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

4.12 Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

4.13 Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (a) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (b) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (c) are effective in all material respects and at a reasonable assurance level to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal controls over financial reporting (whether or not remediated) and no change in the Company’s internal controls over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal controls over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

4.14 Compliance with Trading Markets Continued Listing Requirements. The Company is in compliance with each of the applicable Trading Markets’ continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Class A Common Stock on the Trading Markets and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Class A Common Stock from the Trading Markets.

4.15 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.16 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising in connection with the offer or sale of any of the Shares.

4.17 No Integrated Offering. Neither the Company nor its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

4.18 Private Placement. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 5, the offer and sale of the Shares to the Investor as contemplated hereby are exempt from the registration requirements of the 1933 Act pursuant to Section (4)(a)(2). The issuance and sale of the Shares, as contemplated hereby, do not contravene the rules and regulations of the Trading Markets.

4.19 Disclosures. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

4.20 Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Shares contemplated hereby, which will be disclosed in the Public Disclosure (as defined below), no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the 1933 Act).

4.21 Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

5.1 Authorization. The execution, delivery and performance by such Investor of this Agreement have been duly authorized and this Agreement has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

5.2 No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clause (i) and (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

5.3 Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by him and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed his own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate, he has independently made his own analysis and decision to enter into this Agreement. Such Investor is relying exclusively on his own investment analysis and due diligence (including professional advice he deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6 Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7 Legends. Such Investor understands that, except as provided below, certificates or book-entry positions evidencing the Shares may bear the following or any similar legend:

(a) “These Shares represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state but have been issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for resale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or (iv) the securities are transferred without consideration to an affiliate of such holder or a custodial nominee (which for the avoidance of doubt shall require neither consent nor the delivery of an opinion).”

(b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.8 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501(a) of the 1933 Act. Such investor is a sophisticated investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Shares.

5.9 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6. Conditions to Closing.

6.1 Conditions to the Investor’s Obligations. The obligation of the Investor to purchase Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to himself only):

(a) The representations and warranties made by the Company in Section 4 hereof, as qualified by the Disclosure Schedule and the SEC Filings, shall be true and correct (i) with respect to those representations and warranties qualified by materiality, material adverse effect or any other similar materiality qualifier, in all respects as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date and (ii) with respect to any other representations and warranties, in all material respects as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b) The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(c) The Company shall have obtained any and all consents, permits, approvals (including but not limited to all necessary regulatory, NYSE and LTSE approvals), registrations and waivers necessary for the consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d), (h) and (i) of this Section 6.1.

(f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of the Company approving the transactions contemplated by this Agreement, the issuance of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.

(g) The Investor shall have received an opinion from Cooley LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investor.

(h) There shall have been no Material Adverse Effect with respect to the Company since the Effective Date.

(i) No stop order or suspension of trading shall have been imposed by the NYSE, the LTSE, the SEC or any other governmental or regulatory body with respect to public trading in the Class A Common Stock.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at the Closing to the Investor is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by such Investor in Section 5 hereof shall be true and correct (i) with respect to those representations and warranties qualified by materiality, material adverse effect or any other similar materiality qualifier, in all respects as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date and (ii) with respect to any other representation and warranty, in all material respects as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b) Such Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(c) Such Investor purchasing Shares at the Closing shall have paid in full his purchase price to the Company.

7. Covenants and Agreements of the Company.

7.1 NYSE and LTSE Listing Requirements. The Company will use commercially reasonable efforts to continue the listing and trading of the Class A Common Stock on the NYSE and LTSE and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.2 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall request the transfer agent for the Class A Common Stock (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) Trading Days of any such request therefor from such Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.

(b) Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been registered under the 1933 Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 7.2(b) and within two (2) Trading Days of any request therefor from the Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 7.2 may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

7.3 Subsequent Equity Sales by the Company. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the 1933 Act of the sale of the Shares to the Investor, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. The Company shall not take any action or steps that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or require registration of the Shares under the 1933 Act.

7.4 Filings. The Company shall make all filings with the SEC and its Trading Markets as required by the transactions contemplated hereby.

8. Covenants and Agreements of the Investor.

8.1 Securities Law Compliance. The Investor agrees that, following the Closing hereunder, he will sell, transfer or otherwise dispose of the Shares only in compliance with all applicable state and federal securities laws and that any Shares sold by such Investor pursuant to an effective registration statement will be sold in compliance with the plan of distribution set forth therein.

8.2 Transfer Restrictions. The Investor agrees that, without the satisfaction of the MFW Conditions, he and his controlled Affiliates will not sell, transfer or otherwise dispose of any shares of capital stock of the Company (in one transaction or a series of transactions), by merger of the Company or otherwise, if as a result thereof, any Person other than the Investor, together with his controlled Affiliates, would beneficially own, in the aggregate, more than 50% of the voting power of the outstanding shares of capital stock of the Company, unless each other stockholder of the Company has the right to participate pro rata (by operation of law or otherwise) in such sale, transfer or disposition on the same terms, including as to price per share and form of consideration. Notwithstanding the foregoing, the Investor shall not be restricted from engaging in a Permitted Transfer within the meaning of the Certificate of Incorporation as in effect on the Effective Date (or a transfer of Class A Common Stock that would be a Permitted Transfer within the meaning of the Certificate of Incorporation as in effect on the Effective Date if such transfer were of Class B Common Stock), so long as the transferee agrees in writing by execution of a joinder to be legally bound by the terms hereof as Investor.

8.3 Merger or Tender Offer Transaction. The Investor agrees that he and his controlled Affiliates will not offer to acquire or acquire, by merger, tender offer or otherwise, all of the outstanding shares of capital stock of the Company not beneficially owned by such Investor and his Affiliates, without satisfaction of the MFW Conditions.

8.4 Confidentiality After the Effective Date. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

8.5 Purchases of Class A Common Stock After the Effective Date. The Investor covenants and agrees that, following the Closing hereunder, without satisfaction of the MFW Conditions, such Investor and his controlled Affiliates will not in any manner, acquire beneficial ownership of shares of Class A Common Stock, including through convertible securities, options, puts, calls or other derivative instruments, hedging contracts or any other form of transaction, agreement, arrangement or understanding, that would result in the Investor, together with his controlled Affiliates, beneficially owning 90% or more of the Class A Common Stock of the Company, including, for purposes of this calculation, shares of Class A Common Stock issuable upon conversion of outstanding shares of Class B Common Stock of the Company.

8.6 Voting Neutralization. The Investor agrees that, following the Closing hereunder, at any time action is to be taken by the Company’s stockholders, whether by vote at a stockholders’ meeting or by written consent in lieu of a meeting, the Investor shall vote or cause to be voted (or take action or omit to take any action with respect to) all Covered Shares over which such Investor or his controlled Affiliates has sole or shared voting power so as to cause the Covered Shares to reflect the voting results (with respect to shares voted “for”, shares voted “against”, shares “abstained”, shares “withheld”, broker nonvotes and shares not present at the meeting for quorum purposes) of the Public Shares. The Investor hereby irrevocably appoints the Company’s Secretary, or any other designee of the Board (the Company’s Secretary or such other designee, the “Proxyholder”), as the Investor’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution and re-substitution to vote (or cause to be voted, to take action or omit to take any action with respect to, or to give consent) in such manner as the Proxyholder or its, his or her substitute shall deem appropriate or desirable to carry out the purposes and intent of this Section 8.6 at any meeting of the Company held after the Effective Date, whether annual or special and whether or not an adjourned meeting or, if applicable, to give written consent with respect thereto (the “Irrevocable Proxy”). This Irrevocable Proxy is coupled with an interest and shall be irrevocable.

8.7 Independent Board. The Investor covenants and agrees that, following the Closing hereunder, such Investor shall take all action necessary, and shall cause his controlled Affiliates to take all action necessary, to cause a majority of the total number of directors then serving on the Board to be independent directors as determined in accordance with the rules of the NYSE.

9. Miscellaneous.

9.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

9.2 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company and the Investor, as applicable. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Other than in a transaction governed by Sections 8.2 or 8.3, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Class A Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and this Agreement shall apply to the securities received by the Investor in connection with such transaction.

9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail, then such notice shall be deemed given upon receipt of confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Asana, Inc.
633 Folsom Street, Suite 100
San Francisco, CA 94107
Telephone:	(415)525-3888
Attention:	Tim Wan, Chief Financial Officer
Email:	timwan@asana.com
Attention:	Eleanor Lacey, General Counsel
Email:	eleanorlacey@asana.com

With a copy (which shall not constitute notice) to:

Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
Telephone:	(650)843-5000
Facsimile:	(650)849-7400
Attention:	Calise Cheng
Email	ccheng@cooley.com
Attention:	Dave Segre
Email:	dsegre@cooley.com

If to the Investor:

    Only to the addresses set forth on the signature pages hereto.

9.6 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and the Investor has relied on the advice of its own respective counsel and financial advisors.

9.7 Amendments, Consents and Waivers. Prior to Closing, no amendment, approval or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended, any consent may be granted hereunder and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor; provided, however, that any such amendment, consent or waiver of the Company shall require the prior approval of a committee of the Board consisting solely of directors who are independent of the Investor for purposes of Delaware law.

9.8 Adjustments. In the event of any stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the shares of capital stock of the Company outstanding after the Effective Date, the references herein shall be appropriately adjusted give effect to the purposes and intent of this Agreement.

9.9 Publicity by Investor. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investor without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investor shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act).

9.10 Publicity by Company. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) shall be issued by the Company without the prior written consent of the Investor. No later than the Business Day immediately following the date this Agreement is executed, the Company shall issue a press release and file a Form 8-K with the SEC disclosing all material terms of the transactions contemplated by this Agreement (the “Public Disclosure”).

9.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.12 Entire Agreement. This Agreement, including the signature pages, Exhibits and any confidentiality agreement between the Company and the Investor constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.13 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably agrees that any such suit, action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits to the personal jurisdiction of the aforesaid courts for purposes of this Agreement and agrees that it will not bring any such suit, action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.

9.15 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

ASANA, INC.

By:	/s/ Tim Wan
Name:	Tim Wan
Title:	Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

INVESTOR:

/s/ Dustin Moskovitz
Name:	Dustin Moskovitz

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Schedule of Investors

Investor Name	Number of Shares	Aggregate Purchase Price of Shares
Dustin Moskovitz	19,273,127	$350,000,000